EXHIBIT 4



                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this ___ day of July, 2001, by and between Monument Series Fund (the "Trust") and Orbitex Group of Funds ("OGF").

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The proposed transactions, subject to shareholder approval and the terms of this Agreement as described below, contemplate the reorganization of: (i) Monument Digital Technology Fund into Orbitex Emerging Technology Fund; (ii) Monument Medical Sciences Fund into Orbitex Medical Sciences Fund; and (iii) Monument Telecommunications Fund into Orbitex Info-Tech and Communications Fund. Each Monument series to be reorganized pursuant to this Agreement will be referred to as an "Acquired Fund," and each Orbitex series into which the applicable Monument series is proposed to be reorganized will be referred to as an "Acquiring Fund."

The reorganization ("Reorganization") will consist of the transfer of substantially all of the property, assets, and goodwill of each Acquired Fund to, and the assumption of substantially all of the liabilities of each Acquired Fund by, the appropriate Acquiring Fund in exchange solely for the voting stock of the Acquiring Fund ("Acquiring Fund's Shares"), followed by the distribution by the Acquired Fund, on or promptly after the Closing Date, as defined in this Agreement, of the Acquiring Fund's Shares to the shareholders of the corresponding Acquired Fund, the cancellation of all of the outstanding shares of the Acquired Fund ("Acquired Fund Shares") pursuant to an amendment of the Trust's Amended and Restated Declaration of Trust, and the liquidation of the Acquired Fund and the termination of the Acquired Fund as a series of Trust as provided in this Agreement, all upon the terms and conditions set forth in this Agreement. In consideration of the of the terms set forth in this Agreement, the parties agree as follows:

1. TRANSFER OF ASSETS AND LIABILITIES OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND'S SHARES AND LIQUIDATION OF THE ACQUIRED FUND

1.1 Transfer of Assets - No later than the time of the closing of the Reorganization as provided in Section 3.1 of this Agreement (the "Closing Time") on the Closing Date, each Acquired Fund will transfer substantially all of its property and assets (consisting, without limitation, of portfolio securities and instruments, dividends and interest receivables, claims, cash, cash equivalents, deferred or prepaid expenses shown as assets on the Acquired Fund's books, goodwill and intangible property, books and records, and other assets), and substantially all of its liabilities,  as set  forth in the  statement  of  assets  and  liabilities referred to in Section 8.2 hereof (the "Statement of Assets and Liabilities"), to the corresponding Acquiring Fund free and clear of all liens, encumbrances, and claims. Assets and liabilities attributable to a particular class of shares of an Acquired Fund will be transferred to the corresponding class of the corresponding Acquiring Fund.

1.2 Exclusions - Excluded from the assets described above will be cash or bank deposits of an Acquired Fund in an amount necessary:


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     (a)  to  pay  its  costs  and  expenses  of  carrying  out  this  Agreement
          (including but not limited to fees of counsel and independent accountants, any income dividends payable prior to the Closing Date, and expenses of its liquidation and termination as a series of the Trust contemplated hereunder);

     (b) to discharge all of the unpaid liabilities reflected on its books and records at the Closing Date; and

     (c) to pay such contingent liabilities, if any, as the Board of Trustees of the Trust will reasonably deem to exist against the Acquired Funds at the Closing Date, for which contingent and other appropriate liability reserves will be established on the Acquired Funds' books.

     Unspent Portions of Assets Withheld - Any unspent portion of such cash or bank deposits retained will be delivered to the corresponding Acquiring Fund upon the satisfaction of all of the foregoing liabilities, costs, and expenses of each Acquired Fund. (The assets and liabilities to be transferred to an Acquiring Fund under this Agreement are referred to in this Agreement as the "Acquired Fund's Net Assets".) In exchange for the transfer of each Acquired Fund's Net Assets, the corresponding Acquiring Fund will deliver to each Acquired Fund, for distribution pro rata by the Acquired Fund to its shareholders as of the close of business on the Closing Date, a number of the Acquiring Fund's Shares having an aggregate net asset value equal to the value of the Acquired Fund's Net Assets, all determined as provided in Section 2 of this Agreement and as of the date and time specified in this Agreement.

1.3 Purchase and Sale of Portfolio Securities Prior to Closing - Each Acquired Fund reserves the right to purchase or sell any of its portfolio securities prior to the Closing Date, except to the extent such purchases or sales may be limited by the representations made in connection with issuance of the tax opinion described in Section 8.9. hereof.

1.4 Distribution of Acquiring Fund's Shares - On or promptly after the Closing Date, each Acquired Fund will liquidate and distribute pro rata to its shareholders of record at the Closing Time on the Closing Date (the "Acquired Fund Shareholders"), on a class-by-class basis, the Acquiring Fund's Shares received by the Acquired Fund pursuant to Section 1.1 of this Agreement. (The date of such liquidation and distribution is referred to as the "Liquidation Date.") In addition, each Acquired Fund's Shareholders will have the right to receive any dividends or other distributions that were declared prior to the Closing Date, but unpaid at that time, with respect to the Acquired Fund Shares that are held by such Acquired Fund's Shareholders on the Closing Date. Such liquidation and distribution will be accomplished by American Data Services, Inc. ("ADS"), in its capacity as transfer agent for the Acquiring Funds, opening accounts on the share records of each Acquiring Fund in the names of the corresponding Acquired Fund's Shareholders and transferring to each such Acquired Fund's Shareholder account the pro rata number of the Acquiring Fund's Shares due each such Acquired Fund's Shareholder from the Acquiring Fund's Shares then credited to the account of the Acquired Fund on the Acquiring Fund's books and records. The Acquiring Funds will not issue certificates representing Acquiring Fund's Shares.

1.5 Transfer Taxes - Any transfer taxes payable upon issuance of Acquiring Fund's Shares in a name other than the registered holder of the Acquiring Fund's Shares on the books of an Acquired Fund as of that time will, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund's Shares are to be issued and transferred.


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1.6  Termination  of  Existence  of  Acquired  Funds - As  soon  as  practicable following the Liquidation Date, the Trust will take all steps necessary to terminate the existence of each Acquired Fund as a series of the Trust.

2.   VALUATION

2.1 Timing of Net Asset Value Computation - The net asset value of each Acquiring Fund's Shares and the value of each Acquired Fund's Net Assets will in each case be determined as of the close of regular trading on the New York Stock Exchange ("NYSE") and after the declaration of any dividends on the Closing Date, unless on such date there is a "Market Disruption," which is defined as:

     (a)  the NYSE is not open for unrestricted trading;

     (b)  the reporting of trading on the NYSE or elsewhere is disrupted; or

     (c)  any other extraordinary financial event or market condition occurs.

2.2 Method of Computing Net Asset Value - The net asset value per share of each Acquired Fund's Shares and each Acquiring Fund's Shares will be computed in accordance with the policies and procedures set forth in their then-current Prospectuses and Statements of Additional Information, and will be computed to not fewer than two (2) decimal places.

2.3 Market Disruption on Closing Date - In the event of a Market Disruption on the proposed Closing Date so that accurate appraisal of the net asset value of an Acquiring Fund or the value of an Acquired Fund's Net Assets is impracticable, the Closing Date will be postponed until the first business day after: (i) a Market Disruption does not occur; (ii) regular trading on the NYSE fully resumes and reporting has been restored; and (iii) and other trading markets are otherwise stabilized.

2.4 Computing Number of Shares - The number of an Acquiring Fund's Shares to be issued (including fractional shares) in exchange for corresponding shares of the Acquired Fund's Net Assets will be determined by dividing the value of the Acquired Fund's Net Assets by the Acquiring Fund's net asset value per share, both as determined in accordance with Section 2.1 of this Agreement.

2.5 Certification of Fund Value - All computations of value regarding the Funds will be provided by the sub-Fund Accountant for the Trust with respect to the series of the Trust covered by this Agreement, and by the Fund Accountant for OGF with respect to the series of OGF covered by this Agreement, and will be certified by their respective Treasurers or other appropriate officers.

3.   CLOSING AND CLOSING DATE

3.1 Closing Date - The Closing Date will be April 30, 2002, or such other date as the parties may agree. The Closing Time will be at 4:30 P.M., Eastern Time. The Closing will be held at the offices of OGF, 410 Park Avenue, New York, New York 10022, or at such other time and/or place as the parties may agree.

3.2 Delivery of Portfolio Securities at Closing - Portfolio securities that are not held in book-entry form (together with cash or other assets) will be transferred or delivered, as appropriate, by the Custodian for each of the Acquired Funds, or the Acquired Fund's agents or nominees from each


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     Acquired  Fund's  accounts  with  the  Custodian,  to the  accounts  of the corresponding Acquiring Fund on the Closing Date, in accordance with applicable custody provisions under the Investment Company Act of 1940, as amended ("1940 Act"), and, as appropriate, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof. Such portfolio securities will be accompanied by any necessary federal and state stock transfer stamps or a check for the appropriate purchase price of such stamps. Portfolio securities held of record by the Custodian or its agents or nominees in book-entry form on behalf of each Acquired Fund will be transferred to the corresponding Acquiring Fund by the Custodian by recording the transfer of beneficial ownership thereof on its records and those of its agents and nominees. Any cash of an Acquired Fund delivered on the Closing Date will be in any form as is reasonably directed by the Acquiring Fund and will be delivered on the Closing Date by the Custodian crediting the Acquiring Fund's account maintained with the Custodian with immediately available funds.

3.3 Subsequent Transfers - If any of an Acquired Fund's Net Assets, for any reason, are not transferred on the Closing Date, the Acquired Fund will cause its Net Assets to be transferred to the corresponding Acquiring Fund in accordance with this Agreement at the earliest practicable date thereafter.

3.4 Delivery of Accountholder Information to the Acquiring Funds - The sub-transfer agent for each Acquired Fund will deliver to the corresponding Acquiring Fund at the Closing Time a list of the names, addresses, federal taxpayer identification numbers, and backup withholding and nonresident alien withholding status of the Acquired Fund's Shareholders and the number and aggregate net asset value of outstanding shares of beneficial interest of each class of the Acquired Fund owned by each such Acquired Fund's Shareholder (the "Shareholder List"), all as of the close of regular trading on the NYSE on the Closing Date, certified by an appropriate officer of the sub-transfer agent. The sub-transfer agent for each Acquiring Fund will issue and deliver to the corresponding Acquired Fund a confirmation evidencing the Acquiring Fund's Shares to be credited to each of the corresponding Acquired Fund's Shareholders on the Liquidation Date, or provide evidence satisfactory to the corresponding Acquired Fund that such Acquiring Fund's Shares have been credited to each of the corresponding Acquired Fund's Shareholders' accounts on the books of the Acquiring Fund. At the Closing, each Fund will deliver to the corresponding Fund such bills of sale, checks, assignments, certificates, receipts, or other documents as the other Fund or its counsel may reasonably request.

4.   REPRESENTATIONS  AND  WARRANTIES  OF THE TRUST WITH RESPECT TO THE ACQUIRED
     FUNDS

The Trust, with respect to each of the Acquired Funds, represents and warrants to OGF as follows:

4.1 Organization of the Acquired Fund - Each Acquired Fund is duly organized series of the Trust, which is a business trust duly organized, validly existing, and in "good standing" under the Delaware Business Trust Act of the State of Delaware, and has the power to own all of its properties and assets and, subject to approval of the Acquired Fund's Shareholders, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. Neither the Trust nor any Acquired Fund is required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Trust and each Acquired Fund have all necessary federal, state, and local authorizations, consents, and approvals required, to own all of its properties and assets and to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.


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4.2  1940 Act  Registration  - The  Trust  is a  registered  investment  company classified as a management company of the open-end diversified type and its registration with the SEC as an investment company under the 1940 Act is in full force and effect. Each Acquired Fund is a separate series of the Trust for purposes of the 1940 Act.

4.3 Board Authorization - The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Trust's Board of Trustees on behalf of each Acquired Fund, and this Agreement constitutes a valid and binding obligation of the Trust on behalf of each Acquired Fund, subject to the approval of the Acquired Fund's Shareholders, enforceable in accordance with the terms of this Agreement, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general trust principles.

4.4 Reorganization not Prohibited by Fundamental Documents - Neither the Trust nor the Acquired Funds are in violation of any provision of the Amended and Restated Declaration of Trust or the bylaws of the Trust or of any agreement, indenture, instrument, contract, lease, or other arrangement or undertaking to which the Trust is a party or by which it is bound, nor will the execution, delivery, and performance of this Agreement by the Trust on behalf of the Acquired Funds result in any such violation.

4.5 IRC Subchapter M Status - Each Acquired Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under
     Part I of Subchapter M of the Code, has qualified as a RIC and has been eligible to and has computed its federal income tax under Section 852 of the Code for each taxable year of its operations, and will continue to so qualify as a RIC and be eligible to and compute its income tax as of the Closing Date and with respect to its final taxable year ending upon its liquidation, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date.

4.6 Audited Financial Statements - The financial statements of the Acquired Funds for the fiscal years ended October 31, 2000, 1999 and, where applicable, 1998 (which were audited by the independent accountants), present fairly the financial position of the Acquired Funds as of the date indicated and the results of its operations and changes in net assets for the respective stated periods (in accordance with generally accepted accounting principles ("GAAP") consistently applied).

4.7 Prospectus and SAI - The Prospectus of the Trust with respect to the Acquired Funds, dated April 17, 2001, and the corresponding Statement of Additional Information of the same date, and any supplements to the Prospectus or Statement of Additional Information, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any amended, revised, or new Prospectus or Statement of Additional Information of the Trust with respect to the Acquired Funds or any supplement that is hereafter filed with the SEC (copies of which documents will be provided to OGF promptly after such filing), will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8 No Pending Actions - No material legal or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to the knowledge of the Trust's officers, threatened as to the Trust, any Acquired Fund or any of their properties or assets, except as previously disclosed in writing to OGF. The officers of the Trust know of no facts that might


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     form the basis for the institution of such proceedings.  The Trust is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body which materially and adversely affects the business of any Acquired Fund or the Trust's ability to consummate the transactions contemplated by this Agreement.

4.9 No Continuing Contracts - The Trust has furnished the Acquiring Funds with copies or descriptions of all agreements or other arrangements to which the Trust, on behalf of each Acquired Fund, is a party. Except as otherwise provided in this Agreement, the Trust, with respect to the Acquired Funds, has no material contracts or other commitments (other than this Agreement or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Agreement) which will not be terminated by the Trust with respect to the Acquired Funds in accordance with its terms at or prior to the Closing Date.

4.10 No Known Liabilities - The Acquired Funds do not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4.6 hereof and those incurred in the ordinary course of business as a series of an investment company since the dates of those financial statements. On the Closing Date, the Trust will advise the Acquiring Funds in writing of all of the Acquired Funds' known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

4.11 No Material Adverse Changes Since Audit - Since October 31, 2000, there has not been any material adverse change in the Acquired Funds' financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business, other than those that have been fully disclosed to the Acquiring Funds in the course of business between the parties.

4.12 All Tax Returns and Regulatory Reports Filed - At the date hereof and by the Closing Date, all federal, state, and other tax returns and reports, including information returns and payee statements, of the Acquired Funds required by law to have been filed or furnished by such dates will have been filed or furnished and will be correct in all material respects, or extensions concerning such tax returns and reports will have been obtained, and all federal, state, and other taxes, interest, and penalties will have been paid so far as due, or adequate provision will have been made on the Acquired Fund's books for the payment thereof, and to the best of each Acquired Fund's knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

4.13 Title to Net Assets - At the Closing Date, each Acquired Fund will have good and marketable title to its Net Assets and, subject to approval by the Acquired Fund's Shareholders, full right, power and authority to sell, assign, transfer, and deliver such assets pursuant to this Agreement. Upon delivery and in payment for the Net Assets, the corresponding Acquiring Fund will acquire good and marketable title to the Net Assets subject to no liens or encumbrances of any nature whatsoever or restrictions on the ownership or transfer thereof, except (a) such imperfections of title or encumbrances as do not materially detract from the value or use of the Net Assets or materially affect the title thereto, or (b) such restrictions as might arise under federal or state securities laws or the rules and regulations under those laws.

4.14 No Government Authorization Required - No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by an Acquired Fund of the


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     transactions contemplated by this Agreement, except such as may be required under the federal or state securities laws or associated rules and regulations.

4.15 Correctness of Information in N-14

       (a)(1) The Proxy Statement/Prospectus of OGF included in the Form N-14 Registration Statement as referred to in Section 6.7 of this Agreement (the "Proxy Statement/Prospectus");

       (a)(2) Any Prospectus or Statement of Additional Information of the Trust filed on Form N-1A with respect to an Acquired Fund contained or incorporated by reference into the Form N-14 Registration Statement; and

       (a)(3) Any supplement or amendment to the above-referenced documents on the effective date of the Form N-14 Registration Statement:

          (i) will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations thereunder, and all other applicable federal securities laws and rules and regulations thereunder; and

         (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

       (b) The representations of the Trust referred to in subsection 4.15(a), above, on behalf of each Acquired Fund apply only insofar as they relate to that Acquired Fund or the transactions contemplated by this Agreement and are based on information furnished by the Trust, on behalf of each Acquired Fund, for inclusion in the documentation referenced above. Further, the representations apply only as of: (i) the date of the Special Meeting of Acquired Fund's Shareholders; and (ii) the Closing Date.

4.16 Validity of Outstanding Shares - All of the issued and outstanding shares of beneficial interest of the Acquired Funds are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding shares of beneficial interest of the Acquired Funds will, at the time of Closing, be held by the persons and in the amounts set forth in the Shareholder List.

4.17 Validity of Offers and Sales - All of the issued and outstanding shares of beneficial interest of the Acquired Funds have been offered for sale and sold in conformity, in all material respects, with all applicable federal and state securities laws, including the registration or exemption from registration of such shares, except as may have been previously disclosed in writing to the Acquiring Funds.

4.18 No Bankruptcy Action Pending - The Acquired Funds are not under the jurisdiction of a Court in Title 11 or similar case within the meaning of
     Section 368(a)(3)(A) of the Code.

4.19 Accuracy of Information Provided - All information to be furnished by an Acquired Fund for use in preparing any application for orders, the Form N-14 Registration Statement referred to in Section 6.7 hereof, and the Proxy Statement/Prospectus to be included in the Form N-14 Registration Statement, proxy materials, and other documents which may be necessary in


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     connection  with the  transactions  contemplated  by this Agreement will be accurate and complete and will comply in all material respects with federal securities and other laws and regulations thereunder applicable to this Agreement.

4.20 No Outstanding Indebtedness Between the Parties - There is no indebtedness existing between any Acquired Fund and an Acquiring Fund that was issued, acquired, or will be settled at a discount.

4.21 Valuation - Each Acquired Fund has valued and will continue to value its portfolio securities and other assets in material compliance with all applicable legal requirements.

5.   REPRESENTATIONS AND WARRANTIES OF OGF WITH RESPECT TO THE ACQUIRING FUNDS

OGF, with respect to each of the Acquiring Funds, represents and warrants to the Trust as follows:

5.1 Organization of the Acquiring Funds - Each Acquiring Fund is or will be a duly organized series of OGF, which is a business trust duly organized, validly existing, and in "good standing" under the Delaware Business Trust Act of the State of Delaware (meaning it has filed its most recent annual report and has not filed articles of dissolution) and has the power to own all of its properties and assets and to perform its obligations under this Agreement and to consummate the transactions contemplated in this Agreement. Neither OGF nor any Acquiring Fund is required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. OGF and each Acquiring Fund have or intend to acquire all necessary federal, state, and local authorizations, consents, and approvals required to own all of its properties and assets and to carry on its business as now being conducted and to consummate the transactions contemplated in this Agreement.

5.2 1940 Act Registration - OGF is a registered investment company classified as a management company of the open-end type and its registration with the SEC as an investment company under the 1940 Act is in full force and effect. Each Acquiring Fund is a separate series of OGF for purposes of the 1940 Act.

5.3 Board Authorization - The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the OGF Board of Trustees on behalf of the Acquiring Funds, and this Agreement constitutes a valid and binding obligation of the Acquiring Funds, enforceable in accordance with the terms of this Agreement, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general trust principles.

5.4 Reorganization not Prohibited by Fundamental Documents - Neither OGF nor the Acquiring Funds are in violation of any provisions of OGF's Amended and Restated Declaration of Trust or the bylaws of OGF or of any agreement, indenture, instrument, contract, lease, or other arrangement or undertaking to which OGF, on behalf of the Acquiring Funds, is a party or by which it is bound, nor will the execution, delivery, and performance of this Agreement by the Acquiring Funds result in any such violation.

5.5 IRC Subchapter M Status - Each Acquiring Fund has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, has qualified as a RIC and has been eligible to and has computed its federal income tax under Section 852 of the Code for each taxable year since its inception, and will so qualify as a RIC and be eligible to and compute its income tax for its taxable year, including the Closing Date, in accordance with those provisions applicable to RICs.

5.6 Audited Financial Statements - The financial statements for the Info-Tech Fund, which is the only Acquiring Fund which existed and which had commenced operations for the fiscal years ended April 30, 2000, 1999 and 1998 (audited by the independent accountants), present fairly the financial position of the Info-Tech Fund as of the dates indicated and the results of its operations and changes in net assets for the respective stated periods (in accordance with GAAP consistently applied).

5.7 Prospectus and SAI - The Prospectus of OGF relating to the Acquiring Funds, dated September 1, 2000, and the corresponding Statement of Additional Information of the same date, and any supplements to the Prospectus or Statement of Additional Information, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any amended, revised, or new Prospectus or Statement of Additional Information of OGF with respect to any Acquiring Fund or any supplement that is hereafter filed with the SEC (copies of which documents will be provided to the Trust promptly after such filing), will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.8 No Pending Actions - No material legal or administrative proceeding, or investigation of or before any court or governmental body is currently pending or, to the knowledge of OGF's officers, threatened as to OGF, any Acquiring Fund or any of their properties or assets, except as previously disclosed in writing to the Trust. The officers of OGF know of no facts that might form the basis for the institution of such proceedings. OGF is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body which materially and adversely affects the business of any Acquiring Fund or OGF's ability to consummate the transactions contemplated by this Agreement.

5.9 No Known Liabilities - The Acquiring Funds do not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in any financial statement referred to in Section 5.6 hereof and those incurred in the ordinary course of business as a series of an investment company since the date of those financial statement. On the Closing Date, each Acquiring Fund will advise its corresponding Acquired Fund in writing of all of the Acquiring Fund's known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

5.10 No Material Adverse Changes Since Audit - Since April 30, 2000 there have not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business, other than those that have been fully disclosed to the Acquired Funds in the course of business between the parties.

5.11 All Tax Returns and Regulatory Reports Filed - At the date hereof and by the Closing Date, all federal, state, and other tax returns and reports, including information returns and payee statements, of the Acquiring Funds required by law to have been filed or furnished and will be correct in all material respects, by such dates will have been filed or furnished or extensions concerning such tax returns and reports will have been obtained, and all federal, state, and other taxes, interest, and penalties will have been paid so far as due, or adequate provision will have been made on the Acquiring Fund's books for the payment thereof, and to the best of the

     Acquiring Fund's knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

5.12 No Government Authorization Required - No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Funds of the transactions contemplated by the Agreement, except for the registration of the Acquiring Fund's Shares under the Securities Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

5.13 Correctness of Information in N-14

       (a)(1) The Proxy Statement/Prospectus;

       (a)(2) Any Prospectus or Statement of Additional Information of OGF filed on Form N-1A with respect to an Acquiring Fund contained or incorporated by reference into the Form N-14 Registration Statement; and

       (a)(3) Any supplement or amendment to the above-referenced documents on the effective date of the Form N-14 Registration Statement:

          (i) will comply in all material respects with the provisions of the Securities Act, the 1934 Act, the 1940 Act, the rules and regulations thereunder, and all other applicable federal securities laws and rules and regulations thereunder; and

          (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading:

       (b) The representations of OGF referred to in subsection 5.13(a), above, on behalf of each Acquiring Fund apply only insofar as they relate to the Acquiring Fund or the transactions contemplated by this Agreement and are based on information furnished by OGF, on behalf of each Acquiring Fund, for inclusion in the documentation referenced above. Further, the representations apply only as of:
              (i) the date of the Special Meeting of Acquired Fund's Shareholders; and (ii) the Closing Date.

5.14 Validity of Outstanding Shares - All of the issued and outstanding shares of beneficial interest of the Acquiring Funds are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable.

5.15 Validity of Offers and Sales - All of the issued and outstanding shares of beneficial interest of the Acquiring Funds have been offered for sale and sold in conformity, in all material respects, with all applicable federal and state securities laws, including the registration or exemption from registration of such shares, except as may previously have been disclosed in writing to each Acquired Fund.

5.16 Nonassessability of Acquiring Fund's Shares - The Acquiring Fund's Shares to be issued and delivered to each corresponding Acquired Fund pursuant to the terms of this Agreement, when so issued and delivered, will be duly and validly issued shares of beneficial interest of the Acquiring Fund, will be fully paid and nonassessable by the Acquiring Fund, or any successor provision, and will be duly registered in conformity with all applicable federal securities laws, and no shareholder of the Acquiring Fund will have any option, warrant, or preemptive right of subscription or purchase with respect to this Agreement.

5.17 No Bankruptcy Action Pending - The Acquiring Funds are not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of
     Section 368(a)(3)(A) of the Code.

5.18 Accuracy of Information Provided - All information to be furnished by each Acquiring Fund to its corresponding Acquired Fund for use in preparing the Proxy Statement/Prospectus, and other documents that may be necessary in connection with the transactions contemplated by this Agreement will be accurate and complete and will comply in all material respects with federal securities and other laws and regulations applicable to this Agreement.

5.19 No Outstanding Indebtedness Between the Parties - There is no indebtedness existing between any Acquired Fund and an Acquiring Fund that was issued, acquired, or will be settled at a discount.

5.20 Nonownership of Acquired Funds - No Acquiring Fund owns, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of an Acquired Fund.

5.21 Valuation - Each Acquiring Fund has valued and will continue to value its portfolio securities and other assets in material compliance with all applicable legal requirements.

6.   COVENANTS OF OGF AND THE TRUST

6.1 Intent to Continue Ordinary Business Operations - Except as expressly contemplated in this Agreement to the contrary, each Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions and any other distribution necessary or desirable to avoid federal income or excise taxes.

6.2 Special Meeting of Acquired Fund Shareholders - After the effective date of the Form N-14 Registration Statement referred to in Section 6.7 hereof, and before the Closing Date and as a condition to this Agreement, the Board of Trustees of the Trust on behalf of each Acquired Fund will call, and the Trust will hold, a Special Meeting of each Acquired Fund's Shareholders to consider and vote on this Agreement and the transactions contemplated by this Agreement, and the Trust, with respect to each Acquired Fund, and OGF, with respect to each corresponding Acquiring Fund, will take all other actions reasonably necessary to obtain approval of the transactions contemplated in this Agreement.

6.3 Disposition of Acquiring Fund's Shares - The Trust, on behalf of the Acquired Funds, covenants that it will not sell or otherwise dispose of any of the corresponding Acquiring Fund's Shares to be received in the transactions contemplated in this Agreement, except in distribution to the Acquired Fund's Shareholders as contemplated in this Agreement.

6.4 Information from Acquired Funds - The Trust, on behalf of each Acquired Fund, will provide such information within its possession or reasonably obtainable as OGF may reasonably request for the benefit of the Acquiring Funds concerning the beneficial ownership of the Acquired Fund's Shares.

6.5 Cooperation to Consummate Transactions - Subject to the provisions of this Agreement, OGF and the Trust will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper, or advisable to consummate the transactions contemplated by this Agreement.

6.6  Financial Statements at or After Closing -

     (a) Each Acquired Fund will furnish to the corresponding Acquiring Fund on the Closing Date the Statement of the Assets and Liabilities of the Acquired Fund as of the Closing Date, which statement will be prepared in accordance with GAAP consistently applied and will be certified by the Trust's President and Treasurer or Assistant Treasurer.

     (b) As promptly as practicable, but in any case within forty-five (45) days after the Closing Date, each Acquired Fund will furnish to the corresponding Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to each Acquiring Fund as a result of Section 381 of the Code, which statement will be certified by the President and Treasurer or Assistant Treasurer of the Trust.

     (c) The Trust, on behalf of each Acquired Fund, covenants that it has no earnings and profits that were accumulated by it or any acquired entity during a taxable year when it or such entity did not qualify as a RIC under the Code or, if it has such earnings and profits, will distribute them to its shareholders prior to the Closing Date.

6.7  Preparation of Form N-14 -

     (a) OGF, on behalf of each Acquiring Fund, will prepare and file with the SEC a Registration Statement on Form N-14 (the "Form N-14 Registration Statement"), which will include the Proxy Statement/Prospectus, as promptly as practicable in connection with the issuance of the Acquiring Fund's Shares and the holding of the Special Meeting of each Acquired Fund's Shareholders to consider approval of this Agreement and related transactions.

     (b) Each Acquiring Fund will prepare any pro forma financial statement that may be required under applicable law to be included in the Form N-14 Registration Statement.

     (c) Each Acquired Fund will provide the corresponding Acquiring Fund with all information about the Acquired Fund that is necessary to prepare the pro forma financial statements.

     (d) The Funds will cooperate with each other and will furnish each other with any information relating to itself that is required by the 1933 Act, the 1934 Act, and the 1940 Act, the rules and regulations thereunder, and applicable state securities laws, to be included in the Form N-14 Registration Statement and the Proxy Statement/Prospectus.

6.8 Delivery of Information at Closing - Each Acquired Fund will deliver to its corresponding Acquiring Fund at the Closing Date a confirmation or other adequate evidence as to the tax costs and holding periods of the assets and property of the Acquired Fund delivered to its corresponding Acquiring Fund in accordance with the terms of this Agreement.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND

The obligations of the Trust with respect to each Acquired Fund pursuant to this Agreement will be subject to the following conditions precedent. At its option, the Trust may waive compliance with any conditions precedent other than those in Sections 7.1, 7.8, 7.11 and 7.15.

7.1 Approval by Board of Trustees and Shareholders - This Agreement and the transactions contemplated by this Agreement will have been approved by the Board of Trustees of OGF, on behalf of the Acquiring Funds, in the manner required by OGF's Declaration of Trust and applicable law. This Agreement and the transactions contemplated by this Agreement will have been approved by each Acquired Fund's Shareholders in the manner required by the Trust's Declaration of Trust and bylaws and applicable law.

7.2 No Material Adverse Changes - As of the Closing Date, there will have been no material adverse change in the financial position, assets, or liabilities of any Acquiring Fund since the dates of the financial statements referred to in Section 5.6 of this Agreement. For purposes of this Section 7.2, a decline in the net asset value per share of any Acquiring Fund due to the effect of market conditions on its portfolio securities will not constitute a material adverse change.

7.3 Validity of Representations - All representations and warranties of OGF made in this Agreement, except as they may be affected by the transactions contemplated by this Agreement, will be true and correct in all material respects as if made at and as of the Closing Date.

7.4 Compliance with Covenants - OGF will have performed and complied in all material respects with its obligations, agreements, and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

7.5 Representations as to Conditions Precedent - The Trust will have furnished OGF at the Closing Date with a certificate or certificates of any of its officers as of the Closing Date to the effect that the conditions precedent set forth in the Sections 7.2, 7.3, 7.4, 7.9 and 7.14 of this Agreement have been fulfilled.

7.6 Legal Opinion Relating to Acquiring Funds - The Trust will have received a legal opinion or opinions from counsel, in form reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, to the effect that:

     (a) each Acquiring Fund is a duly organized series of OGF, which is a business trust that is duly organized and validly existing under the Delaware Business Trust Act of the State of Delaware;

     (b) the shares of each of the Acquiring Funds issued and outstanding at the Closing Date are duly authorized, validly issued, fully paid, and non-assessable by the corresponding Acquiring Fund, and the Acquiring Fund's Shares to be delivered to each Acquired Fund, as provided for by this Agreement, are duly authorized and upon delivery pursuant to the terms of this Agreement will be validly issued, fully paid and non-assessable by the Acquiring Funds, and to such counsel's knowledge, no shareholder of any Acquiring Fund has any option, warrant, or preemptive right to subscription or purchase in respect thereof;

     (c) this Agreement has been duly authorized, executed, and delivered by OGF on behalf of the Acquiring Funds and represents a valid and binding contract of OGF, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws relating to or affecting creditors' rights generally and court decisions with respect to this Agreement and to the exercise of judicial discretion in accordance with general principles of trust, whether in a proceeding at law or in trust; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification;

     (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or bylaws of OGF or any material agreement known to such counsel to which OGF, on behalf of any Acquiring Fund, is a party or by which it is bound;

     (e) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation, by OGF for the Acquiring Funds, of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the 1934 Act, the 1940 Act, the rules and regulations under those statutes, and such as may be required by state securities laws, rules and regulations; and

     (f) OGF is registered as an investment company under the 1940 Act, and each Acquiring Fund is a separate series of OGF. OGF's registration with the SEC as an investment company under the 1940 Act is in full force and effect.

In addition, the opinion will state that:

     (g) while counsel has not verified, and is not passing on and does not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement or any amendment of or supplement thereto, counsel has generally reviewed and discussed certain information included in the N-14 Registration Statement with respect to the Acquiring Funds with certain of its officers, and in the course of such review and discussion no facts came to the attention of such counsel which caused counsel to believe that, on the respective effective date of the Form N-14 Registration Statement and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Acquiring Funds, the Form N-14 Registration Statement or any amendment thereof or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (h) counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or information relating to the Acquiring Funds contained or incorporated by reference in the Form N-14 Registration Statement or any exhibits or attachments to the text thereof;

     (i) counsel may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to the Trust; and

     (j) the opinion is solely for the benefit of the Trust, its officers and its Board of Trustees.

7.7 Tax Opinion - Each Acquired Fund will have received an opinion of counsel regarding the transaction addressed to the Funds in form reasonably satisfactory to them and dated as of the Closing Date, with respect to the matters specified in Section 8.9 hereof.

7.8 Effectiveness of Form N-14 - The Form N-14 Registration Statement will have become effective under the 1933 Act and no stop order suspending the effectiveness will have been instituted, or to the knowledge of the Funds, contemplated by the SEC.

7.9 No Pending Actions - No action, suit, or other proceeding will be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated in this Agreement.

7.10 No Unfavorable Advisory Report - The SEC will not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

7.11 Delivery of Documents - The Trust will have received from OGF all such documents, including but not limited to, checks, share certificates, if any, and receipts, which the Trust or its counsel may reasonably request.

7.12 Declaration of Intent - OGF will have furnished to the Trust on the Closing Date a certificate or certificates of any of its Vice Presidents and/or Treasurer or Assistant Treasurer of OGF dated as of said date to the effect that:

     (a) No Acquiring Fund has any plan or intention to reacquire any of the Acquiring Fund's Shares to be issued in the Reorganization, except in the ordinary course of business;

     (b) No Acquiring Fund has any plan or intention to sell or otherwise dispose of any of the assets of an Acquired Fund acquired in the Reorganization, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code; and

     (c) following the Closing, each Acquiring Fund will continue the historic business of the corresponding Acquired Fund or use a significant portion of the Acquired Fund's assets in its business.

7.13 Confirmation of Number of Acquiring Shares to be Delivered - ADS, in its capacity as transfer agent for the Acquiring Funds, will issue and deliver to any of the Vice Presidents of the Trust with respect to each Acquired Fund a confirmation statement evidencing the Acquiring Fund's Shares to be credited at the Closing Date or provide evidence satisfactory to each Acquired Fund that the Acquiring Fund's Shares have been credited to the accounts of each of the Acquired Fund's Shareholders on the books of each Acquiring Fund.

7.14 Organizational Expenses to Have Been Paid in Full - All outstanding unamortized organizational expenses of each Acquired Fund as reflected on its books and records will be paid prior to the Closing Date.

7.15 Investment Company Registration - At the Closing Date, the registration of OGF with the Commission as an investment company under the 1940 Act and each of the Acquiring Funds as a series thereof will be in full force and effect.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF OGF

The obligations of OGF pursuant to this Agreement will be subject to the following conditions precedent. At its option , OGF may waive compliance with any conditions precedent other than those in Sections 8.1, 8.11 and 8.13:

8.1 Approval by Board of Trustees - This Agreement and the transactions contemplated by this Agreement will have been approved by the Board of Trustees of the Trust and each Acquired Fund's Shareholders in the manner required by the Trust's Amended and Restated Declaration of Trust, bylaws and applicable law.

8.2 Statement of Asset and Liabilities - Each Acquired Fund will have furnished its corresponding Acquiring Fund with the Statement of Assets and Liabilities of the Acquired Fund, with values determined as provided in
     Section 2 of this Agreement, with their respective dates of acquisition and tax costs, all as of the Closing Date, certified on the Acquired Fund's behalf by the Trust's Treasurer, Assistant Treasurer or designee. The Statement of Assets and Liabilities will list all of the securities owned by the Acquired Fund as of the Closing Date and a final statement of assets and liabilities of the Acquired Fund prepared in accordance with GAAP consistently applied.

8.3 No Material Adverse Changes - As of the Closing Date, there will have been no material adverse change in the financial position, assets, or liabilities of the Acquired Funds since the dates of the financial statements referred to in Section 4.6 of this Agreement. For purposes of this Section 8.3, a decline in the value of an Acquired Fund's Net Assets due to the effect of market conditions on portfolio securities will not constitute a material adverse change.

8.4 Validity of Representations - All representations and warranties of the Trust on behalf of an Acquired Fund made in this Agreement, except as they may be affected by the transactions contemplated by this Agreement, will be true and correct in all material respects as if made at and as of the Closing Date.

8.5 Compliance with Covenants - The Trust will have performed and complied in all material respects with its obligations, agreements, and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

8.6 Representations as to Conditions Precedent - The Trust will have furnished to OGF at the Closing Date a certificate or certificates of any of its officers, dated as of the Closing Date, to the effect that the conditions precedent set forth in Sections 8.1, 8.3, 8.4, 8.5, 8.13, 8.14 and 8.17 hereof have been fulfilled.

8.7 Delivery of Documentation - The Trust will have duly executed and delivered to OGF (a) bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as OGF may deem necessary or desirable to transfer all of each Acquired Fund's right, title, and interest in and to the Acquired Fund's Net Assets, and (b) all such other documents, including but not limited to, checks, share certificates, if any, and receipts, which the Acquiring Funds may reasonably request. Such assets of the Acquired Fund will be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

8.8 Legal Opinion Relating to Acquired Funds - OGF will have received a legal opinion or opinions from counsel, in form reasonably satisfactory to OGF, and dated as of the Closing Date, to the effect that:

     (a) each Acquired Fund is a duly organized series of the Trust, which is a Delaware business trust duly organized and validly existing under the Delaware Business Trust Act of the State of Delaware;

     (b) the shares of each of the Acquired Funds issued and outstanding at the Closing Date are duly authorized, validly issued, fully paid and non-assessable by the Acquired Fund;

     (c) this Agreement and the Transfer Documents have been duly authorized, executed, and delivered by the Trust and represent valid and binding contracts of the Trust as to each Acquired Fund, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws relating to or affecting creditors' rights generally and court decisions with respect to this Agreement and to the exercise of judicial discretion in accordance with general principles of trust, whether in a proceeding at law or in trust; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification;

     (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust or bylaws of the Trust or any material agreement known to such counsel to which the Trust, on behalf of an Acquired Fund, is a party or by which it is bound;

     (e) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Trust of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the 1934 Act, the 1940 Act, the rules and regulations under those statutes, and such as may be required under state securities laws, rules, and regulations; and

     (f) the Trust is registered as an investment company under the 1940 Act and each Acquired Fund is a separate series of the Trust. The Trust's registration with the SEC as an investment company under the 1940 Act is in full force and effect.

In addition, the opinion will state that:

     (g) while counsel has not verified, and is not passing on and does not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement or any amendment thereof or supplement to this Agreement, counsel has generally reviewed and discussed certain information included in this Agreement with respect to the Acquired Funds with certain of its officers and that in the course of such review and discussion no facts came to the attention of such counsel which caused them to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement, and any amendment thereof or supplement to this Agreement and only insofar as they relate to information with respect to the Acquired Funds, the Form N-14 Registration Statement or any amendment thereof or supplement to this Agreement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (h) counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to any Acquired Fund contained or incorporated by reference in the Form N-14 Registration Statement;

     (i) counsel may rely upon the opinion of other counsel to the extent set forth in the opinion, provided such other counsel is reasonably acceptable to the Acquiring Funds; and

     (j) the opinion is solely for the benefit of the Acquiring Funds and its Board of Trustees and officers.

8.9 Tax Opinion - OGF will have received a legal opinion or opinions of counsel, addressed to the Funds and in form reasonably satisfactory to them, and dated as of the Closing Date, substantially to the effect that, based upon certain facts, assumptions and representations, the transactions contemplated by this Agreement with respect to the Acquired Funds and the Acquiring Funds constitute a tax-free reorganization for federal income tax purposes. The delivery of such opinion or opinions is conditioned on receipt by counsel of all necessary representations that it will request of the Trust and OGF.

8.10 Validity of Property Being Transferred - The property and assets to be transferred to the Acquiring Funds under this Agreement will not include assets that the Acquiring Funds may not properly acquire.

8.11 Effectiveness of Form N-14 - The Form N-14 Registration Statement will have become effective under the 1933 Act and no stop order suspending such effectiveness will have been instituted or, to the knowledge of the Trust's officers, contemplated by the SEC.

8.12 No Pending Actions - No action, suit, or other proceeding will be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated in this Agreement.

8.13 No Unfavorable Advisory Report - The SEC will not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

8.14 Dividends - Prior to the Closing Date, each Acquired Fund will have declared a dividend or dividends, which, together with all previous dividends, will have the effect of distributing to its shareholders all of its net investment company income, if any, for each taxable period or year ending prior to the Closing Date and for the periods from the end of each such taxable period or year to and including the Closing Date (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized in each taxable period or year ending prior to the Closing Date and in the periods from the end of each such taxable period or year to and including the Closing Date.

8.15 Declaration of Intent - The Trust will have furnished to OGF at the Closing Date a certificate or certificates of any of its officers dated as of said date to the effect that:

     (a) each Acquired Fund will tender for acquisition by the corresponding Acquiring Fund assets consisting of at least ninety percent (90%) of the fair market value of the Acquired Fund's net assets and at least seventy percent (70%) of the fair market value of its gross assets immediately prior to the Closing Date. For purposes of this certification, all of the following will be considered as assets of the Acquired Fund held immediately prior to the Closing Date:

          (i) amounts used by an Acquired Fund to pay its expenses in connection with the transactions contemplated by this Agreement or retained by the Acquired Fund to pay its liabilities; and

          (ii) all amounts used to make redemptions of or distributions on Acquired Fund Shares (except for redemptions in the ordinary course of its business as required by Section 22(e) of the 1940 Act pursuant to a demand for redemption by an Acquired Fund's Shareholder and not in connection with the Reorganization, and distributions of net investment income and net capital gains in the ordinary course to maintain its status and avoid Fund-level taxes);

     (b) each Acquired Fund will distribute to its Shareholders in complete liquidation of the Acquired Fund the Acquiring Fund's Shares that it will receive in the transactions contemplated by this Agreement on or as promptly as practicable after the Closing Date and in pursuance of the plan contemplated by this Agreement and having made such distributions will take all necessary steps to liquidate and terminate the Acquired Fund as a series of Trust; and

     (c) with respect to each Acquired Fund, there is no current plan or intention of any of its shareholders who own five percent (5%) or more of the Acquired Fund's Shares, and to the best of the Acquired Fund's knowledge, there is no current plan or intention on the part of the remaining shareholders of the Acquired Fund to sell, exchange, or otherwise dispose of a number of shares of the Acquiring Fund received in the Reorganization that would reduce the ownership of the Acquired Fund's Shareholder of Acquiring Fund's Shares to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the formerly outstanding Acquired Fund Shares as of the Closing Date.

8.16 List of Acquired Fund Shareholders - Immediately prior to the Closing Date, the transfer agent for the Acquired Funds will furnish to OGF, on behalf of each of its corresponding Acquiring Funds, a list of the names and addresses of each Acquired Fund's Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares of each class owned by each such shareholder as of the close of regular trading on the NYSE on the Closing Date, certified on behalf of the Acquired Fund by any of the Trust's officers.

8.17 Investment Company Registration - At the Closing Date, the registration of the Trust with the SEC as an investment company under the 1940 Act will be in full force and effect.

9.   FINDER'S FEES AND OTHER EXPENSES

9.1 No Finder's Fees - Each party represents and warrants to the other that there is no person or entity entitled to receive any finder's fees or other similar fees or commission payments in connection with the transactions provided for in this Agreement.

9.2 Expenses - Except as otherwise may be agreed by the parties hereto, the expenses incurred in connection with entering into and carrying out the transactions contemplated by this Agreement, whether or not the transactions contemplated by this Agreement are consummated, will be borne by Monument Advisors, Ltd. and Orbitex Management, Inc., allocated between them as they agree. Any such expenses that are so borne by each party will be solely and directly related to the Reorganization within the meaning of Revenue Ruling 73-54, 1973-1 C.B. 187 or any updated pronouncement.

10. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 Entire Agreement - The Trust and OGF agree that neither party has made any representation, warranty, or covenant to the other not set forth in this Agreement or referred to in Sections 4, 5 and 6 of this Agreement, and that this Agreement constitutes the entire agreement between the Trust and OGF and supersedes any and all prior agreements, arrangements, and undertakings relating to the matters provided for in this Agreement.

10.2 Survival of Representations, Warranties and Covenants - The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection herewith will survive the consummation of the transactions contemplated hereunder for a period of three years following the Closing Date. In the event of a breach by the Trust of any such representation, warranty, or covenant as it relates to an Acquired Fund, the Trust, on behalf of the applicable Acquired Fund, together with Monument Advisors Ltd., jointly and severally, will be liable to the corresponding Acquiring Fund for any such breach.

11.  TERMINATION

11.1 Termination - This Agreement may be terminated by the mutual agreement of the Trust and OGF. In addition, either the Trust or OGF may at its option terminate this Agreement at or prior to the Closing Date because of:

     (a) a material breach by the other party of any representation, warranty, or agreement contained in this Agreement to be performed at or prior to the Closing Date; or

     (b) a condition precedent to the obligations of either the Trust or OGF which the Trust's or OGF's Board of Trustees determines has not been met and which reasonably appears will not or cannot be met.

     (c) a determination by the Board of Trustees of the Trust that the Reorganization, either as a whole or with respect to any one of the three proposed reorganizations, will not be in the best interest of the Trust, any of Trust's series, or its shareholders.

11.2 No Liability for Termination - In the event of a termination pursuant to Sections 11(b) or 11(c), there will be no liability for damages on the part of either the Trust or OGF, or the Trust's or OGF's Boards of Trustees or officers. In that event, the Trust or OGF, or their affiliated investment advisors if required by applicable law, will each bear their own expenses incidental to the preparation and carrying out of this Agreement.

12.  INDEMNIFICATION

12.1 Indemnification by the Acquiring Funds - OGF (solely out of the assets of the appropriate Acquiring Fund or from the proceeds of OGF's insurance coverage, as applicable) will indemnify, defend, and hold harmless each Acquired Fund, the Trust's Board of Trustees, officers, employees, and agents (collectively "Trust's Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses:

     (a) incurred in defending third party claims, actions, suits, or proceedings, whether or not resulting in any liability to the Trust's Indemnified Parties and including amounts paid by any one or more of the Trust's Indemnified Parties in a compromise or settlement of any such claim, action, suit, or proceeding, or threatened third party claim, suit, action, or proceeding, made with the consent of OGF, arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement, as filed and in effect with the SEC, or any exemptive application ("Application") prepared by OGF with any regulatory agency in connection with the transactions contemplated by this Agreement under the securities laws thereof;

     (b) or which arises out of or is based on any omission or alleged omission to state a material fact required to be stated in the Form N-14 Registration Statement or necessary to make the statements therein not misleading; provided, however, that OGF will only be liable in such case to the extent that any such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about any Acquiring Fund or the transactions contemplated by this Agreement made by OGF in the Form N-14 Registration Statement or any Application.

     (c) As a condition to Closing, the trustees of the Trust will have received verification that "runoff" or "tail" insurance coverage has been secured to last for a period of at least three years following the Closing Date. To the extent possible, the Trust, on behalf of each Acquired Fund, will secure the insurance to cover the trustees. To the extent the Trust, after a good-faith effort, is unable to secure the insurance, OGF, on behalf of each Acquiring Fund and subject to approval by the trustees of OGF, will undertake to obtain coverage for the Trust's trustees, to the extent available at reasonable cost to OGF, for the three-year period following the Closing Date, to be effective as of the Closing Date, and to be paid for out of the assets of the combined Funds after the Closing Date.

12.2 Indemnification by the Acquired Funds - The Trust (solely out of the assets of the appropriate Acquired Fund or from the proceeds of the Trust's insurance coverage, as applicable) will indemnify, defend, and hold harmless the Acquiring Funds, OGF's Board of Trustees, officers, employees and agents ("OGF's Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses:

     (a) incurred in defending third party claims, actions, suits, or proceedings, whether or not resulting in any liability to such OGF's Indemnified Parties and including amounts paid by any one or more of the OGF's Indemnified Parties in a compromise or settlement of any such claim, suit, action, or proceeding, made with the consent of the Trust, arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement, as filed and in effect with the SEC or any Application;

     (b) or which arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Form N-14 Registration Statement and necessary to make the statements therein not misleading; provided, however, that the Trust will only be liable in such case to the extent that any such loss, claim, demand, liability, or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission about any Acquired Fund or the transactions contemplated by this Agreement made by the Trust in the Form N-14 Registration Statement or any Application.

12.3 Effect of Indemnification -

     (a) A party seeking indemnification under this Agreement is called the "indemnified party" and the party from whom the indemnified party is seeking indemnification hereunder is called the "indemnifying party."

     (b) Each indemnified party will notify the indemnifying party in writing within ten (10) days of the receipt by such indemnified party of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Section, but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section.

     (c)  The indemnifying party will be entitled to:

          (i) participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Section, or, if it so elects;

          (ii) assume at its own expense the defense thereof with counsel reasonably satisfactory to the indemnified parties; provided, however, if the defendants in any such action include both the indemnifying party and any indemnified party and the indemnified party will have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party will have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party.

     (d) Upon receipt of notice from the indemnifying party to the indemnified parties of the election by the indemnifying party to assume the defense of such action, the indemnifying party will not be liable to such indemnified parties under this Section 12 for any legal or other expenses subsequently incurred by such indemnified parties in connection with the defense thereof unless:

          (i) the indemnified parties will have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the indemnifying party will not be liable for the expenses of more than one separate counsel);

          (ii) the indemnifying party does not employ counsel reasonably satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of commencement of the action; or

          (iii)the indemnifying party has authorized the employment of counsel for the indemnified parties at its expenses.

12.4 Survival of Indemnification Provision - This Section 12 will survive the termination of this Agreement or the Closing Date for a period of three (3) years following either event.

13.  LIABILITY OF THE FUNDS

13.1 Liabilities of the Acquiring Funds - Each party acknowledges and agrees that:

     (a) all obligations of OGF with respect to an Acquiring Fund under this Agreement are binding only with respect to that Acquiring Fund;

     (b) any liability of OGF with respect to an Acquiring Fund under this Agreement or in connection with the transactions contemplated in this Agreement will be discharged only out of the assets of that Acquiring Fund; and

     (c) no other series of OGF will be liable with respect to this Agreement or in connection with the transactions contemplated by this Agreement.

13.2 Liabilities of the Acquired Funds - Each party acknowledges and agrees that:

     (a) all obligations of the Trust with respect to each Acquired Fund under this Agreement are binding only with respect to that Acquired Fund;

     (b) any liability of the Trust with respect to an Acquired Fund under this Agreement or in connection with the transactions contemplated by this Agreement will be discharged only out of the assets of that Acquired Fund; and

     (c) no other series of the Trust will be liable with respect to this Agreement or in connection with the transactions contemplated by this Agreement.

14.  AMENDMENTS

This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Funds; provided, however, that following the Special Meeting of Acquired Fund's Shareholders called by the Board of Trustees of Trust pursuant to Section 6.2 hereof, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund's Shares to be issued to Acquired Fund's Shareholders under this Agreement to the detriment of such shareholders without the Acquired Fund's Shareholders further approval, provided that nothing contained in this Section 14 will be construed to prohibit the parties from amending this Agreement to change the Closing Date or any other provision of this Agreement (to the fullest extent permitted by law).

15.  NOTICES

Any notice, report, statement, or demand required or permitted by any provisions of this Agreement will be in writing and will be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice or communication, or such other address as may hereafter be furnished in writing by notice similarly given by one party to the other.

16.  FAILURE TO ENFORCE

The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof as the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement will be held to be a waiver of any other or subsequent breach.

17.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

17.1 Headings - The article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

17.2 Counterparts   -  This   Agreement   may  be  executed  in  any  number  of
     counterparts, each of which will be deemed an original.

17.3 Choice of Law - This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17.4 No Assignment - This Agreement will bind and inure to the benefit of the parties to this Agreement and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder will be made by any party without the prior written consent of the other party. Nothing in this Agreement expressed or implied is intended or will be construed to confer upon or give any person, firm, or corporation, other than the parties to this Agreement and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

17.5 Only Fund Assets Bound - It is expressly understood and agreed that the obligations of the Acquired Funds and the Acquiring Funds under this Agreement, including, but not limited to, any liability as a result of the breach of any of their respective representations and warranties, are not


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



     binding on the Trust's Board of Trustees, OGF's Board of Trustees, the Funds' shareholders, nominees, officers, agents, or employees individually, but bind only the respective assets of the Acquiring Funds and the Acquired Funds.

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by, and its seal to be affixed to this Agreement and attested by, an appropriate officer.


Attest:             MONUMENT SERIES FUND on behalf of
                    Monument Digital Technology Fund
                    Monument Medical Sciences Fund
                    Monument Telecommunications Fund


                    By:__________________________________________



Attest:             ORBITEX GROUP OF FUNDS on behalf of
                    Orbitex Emerging Technology Fund
                    Orbitex Medical Sciences Fund
                    Orbitex Info-Tech & Communications Fund


                    By:__________________________________________




     Monument Advisors Ltd. joins in this Agreement with respect to and agrees to the matters described in Section 10.2.



Attest:             MONUMENT ADVISORS LTD.


                    By:__________________________________________



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